Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Acxiom Holdings, Inc.:

We consent to the use of our reports with respect to the consolidated financial statements and the effectiveness of internal control over financial reporting incorporated by reference herein.

/s/ KPMG LLP

Dallas, Texas

September 26, 2018